Exhibit 99.2

Tyco International Ltd.
2004 Stock and Incentive Plan

TERMS AND CONDITIONS

OF

PERFORMANCE SHARE UNIT AWARD

PERFORMANCE SHARE UNIT AWARD made in Princeton, New Jersey, as of October 12, 2011 (“Grant Date”) pursuant to the Tyco International Ltd. 2004 Stock and Incentive Plan (the “Plan”).  Capitalized terms that are not defined herein have the meaning ascribed to them in the Plan.

1.                                       Grant of Award.  Tyco International Ltd. (“the Company”) has granted you Performance Share Units, as described in the grant notification letter issued to you (“Grant Letter”), subject to the provisions of these Terms and Conditions and the Plan (such units referred to herein as “Performance Share Units”).  The Company will hold the Performance Share Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

2.                                       Payment Amount.  Each Performance Share Unit represents the right to receive upon vesting, one (1) Share of Common Stock (as may be adjusted in accordance with Section 5(b)).

3.                                       Form of Payment.  Your vested Performance Share Unit Award, determined in accordance with Section 5, will be redeemed solely for Shares, subject to Sections 13 and 14.

4.                                       Dividends.  For each Performance Share Unit that is outstanding, you will be credited with a Dividend Equivalent Unit (“DEU”) for any cash dividends distributed by the Company on Company Common Stock.  DEUs will be calculated at the same dividend rate paid to other holders of Common Stock.  DEUs will vest in accordance with the vesting schedule applicable to the underlying Performance Share Units, shall be subject to adjustment based on the same performance measures applicable to the underlying Performance Share Units, and shall be payable at the same time that the underlying Performance Share Units are payable.

5.                                       (a) Vesting.  Except in the event of your retirement (Termination of Employment not for cause on or after age 55 if the sum of your age and full years of service with the Company is at least 60 (“Retirement”)), Termination of Employment, death, Disability or a Change in Control, and subject to Section 5(b), your Performance Share Unit Award will fully vest at the end of the Vesting Period, as described in Appendix A.  Any payment shall be made as soon as practicable following the end of the Vesting Period.

(b)  Award Adjustment.  The target number of Performance Share Units specified in your Grant Letter shall be adjusted at the end of the Performance Cycle based on the level of attainment of the performance measures and satisfaction of the other terms and conditions described in Appendix A.  Such adjustment shall range from 0% to 200% of the target Award set forth in your Grant Letter.  The determination of the attainment of the performance measures and satisfaction of any other applicable terms and conditions will be made in the sole discretion of the Committee as set forth below.

6.                                       Retirement, Termination of Employment, Disability or Death.  Subject to Section 5(b), Performance Share Units will vest, in the case of Termination of Employment, Retirement, Disability, or death, as set forth below:

Event	Vesting
Voluntary Termination of Employment (other than Retirement)	Unvested Awards are forfeited and your rights with respect to these Performance Share Units will end as of your Termination of Employment.

Involuntary Termination of Employment not for Cause	Unvested Awards are forfeited and your rights with respect to these Performance Share Units will end as of your Termination of Employment, except as otherwise provided in Sections 7, 8 or 9.

Termination of Employment for Cause	Unvested Awards are immediately forfeited and your rights with respect to these Performance Share Units will end as of your Termination of Employment.

Retirement

If your Termination of Employment is due to your Retirement less than 12 months after the Grant Date, your Performance Share Units will immediately be forfeited and your rights with respect thereto will end.  If your Termination of Employment is due to your Retirement twelve or more months after the Grant Date, you will earn a pro rata portion of your Award, if any Award is payable with respect to the Performance Cycle as determined in accordance with Section 5(b) above, based on the number of full months you have completed in the period beginning on the Grant Date and ending on the date of your Termination of Employment divided by the number of  full months in the Vesting Period.  Any unearned portion of your Award will immediately be forfeited and your rights with respect thereto will end.  Any payment shall be made as soon as practicable following the later of your Termination of Employment and the determination of any adjustment described in Section 5(b).

Disability or death

If your Termination of Employment is the result of your death or Disability, your Award will be determined as if you had continued active employment through the end of the Performance Cycle applicable to the Award.  Any payment shall be made to your estate as soon as practicable following the later of your Termination of Employment and the determination of any adjustment described in Section 5(b).

Termination of Employment means the date of cessation of an Employee’s employment relationship with the Company or a subsidiary for any reason, with or without Cause, as determined by the Company.  For the avoidance of doubt, the date of cessation of your employment relationship with the Company or a Subsidiary shall exclude any notice or severance period that you may be entitled to receive.

7.                                       Change in Control.  In the event of a Change in Control of Tyco International Ltd, unless otherwise provided in this Section 7, the Terms and Conditions applicable to your Award shall continue in effect, except that no adjustment shall be made under Section 5(b).  Your Award shall vest and become immediately payable upon (i) your Change in Control Termination, or (ii) your Termination of Employment by reason of a “Good Reason Resignation” which qualifies you for severance benefits under the Tyco International Ltd. Change in Control Severance Plan for Certain U. S. Officers and Executives (the “CIC Severance Plan”) within two years following a Change in Control.  Any Award payable pursuant to the preceding sentence shall be paid at the target number of Performance Share Units specified in your Grant Letter (and shall include any DEUs credited under Section 4) as soon as practicable following your Change in Control Termination or your Termination of Employment by reason of a Good Reason Resignation upon a Change in Control, as described in the preceding sentence.  If prior to the Change in Control, you had satisfied the Retirement provisions of Section 6 and terminated your employment because of your Retirement, or previously terminated employment as a result of death or Disability as described in Section 6, your Award (as determined under Section 6) shall be paid at the target number of Performance Share Units and shall be payable to you as soon as practicable following the Change in Control and no adjustment shall be made under Section 5(b).

8.                                       Termination of Employment as a Result of Divestiture or Outsourcing.  Notwithstanding any provision to the contrary in Sections 6 or 7, if your involuntary Termination of Employment other than for Cause is as a result of a Disposition of Assets, Disposition of a Subsidiary or Outsourcing Agreement (each as defined below), you will earn a pro-rata portion of your Award based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months in the Vesting Period. Any payment shall be made as soon as practicable following the later of your Termination of Employment and the determination of any adjustment described in Section 5(b).

Notwithstanding the foregoing, you shall not earn any portion of your Award in accordance with the preceding paragraph if (i) your Termination of Employment occurs on or prior to the closing date of such Disposition of Assets or Disposition of a Subsidiary, as applicable, or on such later date as is specifically provided in the applicable transaction agreement, or on the effective date of such Outsourcing Agreement applicable to you (the “Applicable Employment Date”), and (ii) you are offered Comparable Employment (as defined below) with the buyer, successor company or outsourcing agent, as applicable, but do not commence such employment on the Applicable Employment Date.

For the purposes of this Section 8, “Comparable Employment” shall mean employment (i) with base compensation and benefits (not including perquisites, allowances or long term incentive compensation) that, taken as whole, is not materially reduced from that which is in effect immediately prior to your Termination of

Employment and (ii) that is at a geographic location no more than 50 miles from your principal place of employment in effect immediately prior to your Termination of Employment; “Disposition of Assets” shall mean the disposition by the Company or a Subsidiary by which you are employed of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated corporation or entity; “Disposition of a Subsidiary” shall mean the disposition by the Company or a Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity (which, for the avoidance of doubt, excludes a spin-off or split-off or similar transaction), provided that such subsidiary or entity ceases to be controlled by the Company as a result of such disposition; and “Outsourcing Agreement” shall mean a written agreement between the Company or a Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which (i) the Company transfers the performance of services previously performed by employees of the Company or Subsidiary to the Outsourcing Agent, and (ii) the Outsourcing Agent is obligated to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

9.                                       Termination of Employment with Severance Benefits.

(a) Termination in connection with the Separation.  In the event of (i) your Termination of Employment that occurs within the period beginning on the Grant Date and ending on the date that is one year following the completion of the spin-offs of the Company’s North American residential security and flow control businesses (such transaction, or any alternative transaction that the Committee, in its sole discretion, deems to be substantially the same, the “Separation”), and (ii) the determination, in the sole discretion of the Senior Vice President, Human Resources (or equivalent position) of your employer, that your Termination of Employment is due to the Separation, you will earn a pro-rata portion of your Award, if any, as is determined in accordance with Section 5 above, based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months in the Vesting Period. Any payment shall be made as soon as practicable following the later of the date of your Termination of Employment and the determination of any adjustment described in Section 5(b).

(b) Termination of Employment — Severance Eligible Employees. If (i) your Termination of Employment occurs twelve months or later after the Grant Date, (ii) is for a reason other than individual performance, and (iii) you are eligible to receive severance benefits under a severance plan maintained by the Company or a Subsidiary or an employment agreement, your Award will immediately be forfeited and your rights with respect to these Performance Share Units will end, unless the severance plan or agreement expressly provides that you may earn a pro rata portion your Award.  In such a case, you will earn a pro rata portion of your Award based on the number of full months of service completed commencing on the Grant Date and ending on the date of your Termination of Employment divided by the number of full months in the Vesting Period, with an offset for any Performance Share Units earned under Section 9(a) above, as the provisions of Sections 9(a) and 9(b) shall in no event provide for duplicative payments. Any payment shall be made as soon as practicable following the later of your Termination of Employment and the determination of any adjustment described in Section 5(b).  Further, the Severance & Retention Plan for Headquarters Group Move Program shall not apply to this Award.

10.                                 Withholdings.  The Company will have the right, prior to any issuance or delivery of Shares based on your Performance Share Units, to withhold or demand from you payment of the amount necessary to satisfy applicable tax requirements, as determined by the Company.  If you have not satisfied your tax withholding requirements in a timely manner, the Company will have the right to sell the number of Shares from your Award necessary to generate proceeds sufficient to satisfy such requirements.  In addition, the Company shall have the right, if so provided under applicable law, to recover any taxes relating to this Award that the Company or any of its affiliates pays on your behalf.

11.                                 Transfer of Award.  You may not transfer any interest in Performance Share Units except by will or the laws of descent and distribution.  Any other attempt to dispose of your interest in Performance Share Units will be null and void.

12.                                 Covenant; Forfeiture of Award; Agreement to Reimburse Company.

(a)                                  If your Termination of Employment is for Cause, including without limitation a termination as a result of your violation of the Company’s Code of Ethical Conduct, any unearned Performance Share Units shall be immediately rescinded and you will forfeit any rights you have with respect thereto.  Furthermore, by not declining this Performance Share Unit Award, you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Performance Share Units during the period beginning six months prior to your Termination of Employment for Cause and ending on the later of (i) the second anniversary of your Termination of Employment for Cause, including, without limitation, a termination for cause resulting from your violation of the Company’s Code of Ethical Conduct, or (ii) 60 days following the end of the Vesting Period.

(b)                                 If the Committee determines, in its sole discretion, that at any time after the Grant Date and prior to the second anniversary of your Termination of Employment you (i) disclosed business confidential or proprietary information related to any business of the Company or Subsidiary or (ii) have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business, which arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary to a business that is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and the Committee has not approved the arrangement in writing, then any unearned Performance Share Units will immediately be rescinded, and you will forfeit any rights you have with respect to these Performance Share Units as of the date of the Committee’s determination.

13.                                 Adjustments.  In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by the Performance Share Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Performance Share Units.  Any such determinations and adjustments made by the Committee will be binding on all persons.

14.                                 Restrictions on Payment of Shares.  Payment of Shares for your Performance Share Units is subject to the conditions that, to the extent required at the time of vesting, (a) the Shares underlying the Performance Share Units will be duly listed, upon official notice of redemption, on the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective.  The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by the appropriate counsel of the Company.

15.                                 Disposition of Securities.  By not declining the Award, you acknowledge that you have read and understand the Company’s Insider Trading Policy, and are aware of and understand your obligations under applicable securities laws in respect of trading in the Company’s securities.  You also acknowledge that the Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Performance Share Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws or under its pay recoupment policy.

16.                                 Plan Terms Govern.  The redemption of Performance Share Units, the disposition of any Shares received for Performance Share Units, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe.  The Plan document, as may be amended from time to time, is incorporated by reference into these Terms and Conditions.  Except with respect to the choice of law provision, in the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the terms of the Plan will control.  By not declining the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of these Terms and Conditions.

17.                                 Personal Data.  To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data.  Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time.  By not declining the Award, you hereby give your explicit consent to the Company’s processing any such personal data and/or sensitive personal data, and you also hereby give your explicit consent to the Company’s transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States.  The legal persons for whom your personal data is intended include the Company and any of its Subsidiaries (or former Subsidiaries as are deemed necessary), the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate.  You have the right to review and correct your personal data by contacting your local Human Resources Representative.  By not declining the Award, you understand and acknowledge that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan and your receipt of the Award.

18.                                 No Contract of Employment or Promise of Future Grants.  By not declining the Award, you agree to be bound by these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or your ordinary or expected salary or other compensation, and that the Award will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation.  If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you acknowledge and agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

19.                                 Limitations.  Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time.  Payment of your Performance Share Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf.  You have no rights as a stockholder of the Company pursuant to the Performance Share Units until Shares are actually delivered to you.

20.                                 Incorporation of Other Agreements.  These Terms and Conditions (including Appendix A) and the Plan constitute the entire understanding between you and the Company regarding the Performance Share Units.  These Terms and Conditions supersede any prior agreements, commitments or negotiations concerning the Performance Share Units, except as otherwise provided in Section 16 above.

21.                                 Severability.  The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect.  Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

22.                                 Delayed Payment.  Notwithstanding anything in these Terms and Conditions to the contrary, if the Company determines that you  are a “specified employee” within the meaning of Section 409A(a)(2)(B) of the United States Internal Revenue Code and the regulations thereunder, and  you become entitled to payment of Performance Share Units on account of your Termination of Employment, such payment shall be delayed until six (6) months following your Termination of Employment if the Company reasonably determines that your Award is subject to the provisions of Section 409A of the United States Internal Revenue Code and the regulations thereunder.  Your Award shall continue to be credited with Dividend Equivalent Units during any such six-month delay period.

23.                                 Section 409A.  Payments under the Plan may be subject to Section 409A of the Internal Revenue Code. The Committee may make such modifications to these Terms and Conditions as it deems necessary or appropriate to comply with Section 409A.

24.                                 Governing Law.  The validity, interpretation, construction and performance of these Terms and Conditions shall be governed by the laws of the state of New Jersey without reference to principles of conflicts of laws that would direct the application of the law of any other jurisdiction.

By not declining this Award, you agree to and acknowledge the following:

(i)                                     you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

(ii)                                  you understand and agree that these Terms and Conditions and the Plan constitute a binding agreement between you and the Company and represent the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Performance Share Units are replaced and superseded.

You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Equity Plan Administration, 9 Roszel Road, Princeton, NJ  08540 in writing within sixty days of the date of these Terms and Conditions.  Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

/s/ Edward D. Breen
Edward D. Breen
Chairman of the Board
and Chief Executive Officer,
Tyco International, Ltd.